Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-149725, No. 333-128362, No. 333-68785, No. 333-89595, No. 333-85609 and No. 333-170626) of Westwood One, Inc. of our report dated April 15, 2011 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
New York, New York
April 15, 2011